EXHIBIT 3 (ii)


                             2003 RESTATED BYLAWS OF
                         FRONTIER FINANCIAL CORPORATION


The following constitute the 2003 Restated Bylaws of Frontier Financial Corporation, a Washington corporation (the "Corporation").

                                     Offices

1.1 Principal Office. The principal office of the Corporation shall be located at 332 SW Everett Mall Way, Everett, Washington 98204, or at such other location as may be determined by the Board of Directors of the Corporation (the "Board").

1.2 Other Offices. Other business offices may at any time be established by the Board at any place or places where the Corporation is qualified to do business.

                                   ARTICLE 2
                                  Shareholders

2.1 Annual Meeting. A meeting of the shareholders of the Corporation for the election of Directors and for the transaction of any other business of the Corporation shall be held annually at such date and time within 120 days after the end of the Corporation's fiscal year as the Board may determine.

2.2 Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board ("Chairman"), Vice Chairman (if any), Chief Executive Officer, President or a majority of the Board, or by the written request of holders of not less than ten percent (10%) of all the shares of the Corporation entitled to vote at the meeting.

2.3 Place of Meeting. All meetings of the shareholders shall be held at the principal place of business of the Corporation, or at such other place as shall be determined from time to time by the Board.

2.4 Notice of Meeting. Written notice stating the place, date and hour of each annual and special meeting of shareholders shall be delivered to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting, except that notice of a shareholders' meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the Corporation's assets, or the dissolution of the Corporation shall be given no fewer than 20 nor more than 60 days before the meeting date. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is being called. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 2.4, with postage thereon prepaid. When any shareholders' meeting, either annual or special, is adjourned to a different date, time or place, notice need not be given of the new date, time and place if the new date, time or place is announced at the meeting before adjournment.

2.5 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment, unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.6 Voting Lists. At least 10 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof arranged in alphabetical order, with the address of and the number of shares held by each. This list of shareholders shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of 10 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

2.7 Quorum. The presence in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken (other than adjournment) is approved by the number of shares required if a quorum were present. In the absence of a quorum, the Board may elect to adjourn the meeting in accordance with Section 2.4.

2.8 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. A proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Any copy, facsimile, or other reliable reproduction of a proxy may be substituted or used in lieu of the original writing. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting.


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2.9  Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders at a meeting of shareholders. In the election of Directors, every shareholder of record entitled to vote at the meeting of shareholders shall have the right to vote the number of shares owned by him or her for as many persons as there are Directors to be elected by the holders of such shares. Cumulative voting shall not be permitted in the election of Directors.

2.10 Inspectors of Election.

2.10.1 Appointment. In advance of any meeting of shareholders, the Board shall appoint one or more persons to act as inspectors of election at such meeting. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairman of such meeting shall appoint one or more persons to act as inspectors of election at such meeting.

2.10.2 Duties. The inspectors shall: (a) ascertain the number of shares of the Corporation outstanding and the voting power of each such share; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.

2.10.3 Determination of Proxy Validity. The validity of any proxy or ballot executed for a meeting of shareholders shall be determined by the inspectors of election in accordance with the applicable provisions of the Washington Business Corporation Act then in effect.

2.11 Notice of Shareholder Business and Nominations.

2.11.1 Annual Meetings of Shareholders.

     (1) Nominations of persons for election to the Board and a proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only: (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board, or (c) by a shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 2.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11.

     (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph
          (1) of this Section 2.11.1, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the Board must constitute a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal office of the Corporation not less than 120 days and not more than 150 days prior to the first anniversary of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting (provided, however, that in the event the date of the Corporation's annual meeting is more than 30 days before or after the date of the previous year's annual meeting, notice by the shareholder must be so delivered not more than 150 days prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-12 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and/or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends
          (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or
          (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.


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   2.11.2 Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation's notice of meeting: (1) by or at the direction of the Board, or (2) provided that the Board has determined that Directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.11. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board, any such shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (2) of Section 2.11.1 shall be delivered to the Secretary at the principal office of the Corporation not more than 150 days prior to such special meeting and not less than the later of 120 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

   2.11.3 General.

          (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty: (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section
               2.11 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by clause (2)(c)(iv) of Section 2.11.1), and (b) if any proposed nomination or business was not so made or proposed in compliance with this Section 2.11 to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

          (2) For purposes of this Section 2.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE 3
                               Board of Directors

     3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

     3.2  Number, Tenure and Qualifications:

    3.2.1 The Board shall consist of a minimum of 5 and a maximum of 25 Directors, a majority of whom shall not be officers or employees of the Corporation or any of its subsidiaries. The number of Directors may at any time be increased or decreased by the Board at any regular or special meeting of the Board, provided that no decrease shall have the effect of shortening the term of any incumbent Director except as provided in Section 3.15.

    3.2.2 Directors shall be elected to staggered terms so that one-third of the Directors, or as near as may be, are elected each year. If additional Directors are added to the Board, the terms of those Directors shall be staggered so that approximately one-third of the Directors are elected each year. Unless removed in accordance with
          Section 3.15, each Director shall hold office until his or her successor shall have been elected and qualified, or until the death or resignation of such Director in accordance with Section 3.11.

     3.3 Director Emeritus. The Board may appoint one or more former directors to serve as a "Director Emeritus" for a period not to exceed five (5) years. A Director Emeritus may attend Board meetings but shall not be required to do so. The presence or absence of a Director Emeritus shall not be considered in determining whether a quorum is present. A Director Emeritus shall have no right to vote on Board matters and shall not sign official responses of the Board to inquiries from federal and/or state regulators or any other documents. A Director Emeritus shall receive an annual retainer equal to 25% of that paid to members of the Board.


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     3.4  Leave of Absence. A member of the Board may be granted a leave of absence for up to six (6) months upon approval of 75% or more of the Directors, excluding the Director requesting the leave of absence. No Director shall be granted a leave of absence more than twice in any five (5) year period.

     3.5 Regular Meetings. A regular Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board may provide the time and place, either within or without the state of Washington, for holding additional regular meetings, without other notice than such resolution.

     3.6 Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman, Vice Chairman (if any), Chief Executive Officer, President or one-half (1/2) of the members of the Board. The person or persons authorized to call special meetings may fix any place, either within or without the state of Washington, as the place for holding any special Board meeting called by them; provided, if a special meeting is called with less than five (5) days notice, such special meeting shall be held at the Corporation's principal office, unless waived by two-thirds (2/3) of the Directors.

     3.7 Telephone Attendance. Members of the Board may participate in any meeting by means of conference telephone or similarcommunications equipment by which all persons participating in the meeting can hear each other. Such participation may , upon approval by the chairman of the meeting, constitute attendance in person for the purposes of compensation pursuant to Section 3.17.

     3.8 Notice of Special Meeting. Written notice of any special meeting shall be given to each Director at least 2 days prior thereto, when delivered personally or by facsimile or e-mail, or at least 4 days prior thereto, when delivered by mail at the address at which the Director is most likely to be reached. Any Director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

     3.9 Quorum. A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of any business at any meeting of the Directors. If less than such majority shall attend a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and a quorum present at such adjourned meeting may transact business.

     3.10 Manner of Acting. The act of the majority of the Directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the Board, except with regard to the following decisions which shall require the act of two-thirds of the Directors present:

          (a) Approval of any plan of merger, consolidation or exchange involving the Corporation; or
          (b)  The sale of substantially all of the assets of the Corporation.

     3.11 Resignation. A Director may resign at any time by delivering an executed notice of such resignation to the Board, the Chairman, the Vice Chairman (if any), the Chief Executive Officer, the President or the Secretary of the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

     3.12 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more consents describing the action taken, executed by each Director either before or after the action taken and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, each of which consents shall be set forth either (a) in an executed record or (b) if the Corporation has designated an address, location or system to which the consents may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Any action taken under this section is effective when the last Director executes the consent, unless the consent specifies a later effective date. A consent under this section has the effect of a meeting vote and may be described as such in any record.

     3.13 Presumption of Assent. A Director who is present at a meeting of the Board when action is taken is deemed to have assented to the action taken unless: (a) the Director objects at the beginning of the meeting, or promptly upon the Directors' arrival, to holding it or transacting business at the meeting; (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the Director delivers notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

     3.14 Performance of Duties. A Director shall perform his or her duties as a director, including the duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner the Director reasonably believes to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing such duties, a Director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence; or (iii) a committee of the Board upon which the Director does not serve, duly designated in accordance with a provision of these Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence. However, a Director shall not be considered to be acting in good faith if the Director has knowledge concerning the matter in question that would cause such reliance to be unwarranted.


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     3.15 Removal of a Director. The shareholders may remove one or more
          Directors, with cause, only at a special meeting of shareholders called expressly for that purpose in accordance with Section 2.11. The notice of the meeting must state that the purpose of the meeting is to remove one or more Directors. At such meeting a Director may be removed only if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

     3.16 Vacancies. Any vacancy occurring in the Board, including any vacancy to be filled by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. The term of a Director elected to fill a vacancy expires at the next shareholders' meeting at which Directors are elected.

     3.17 Compensation. Directors shall receive such compensation for their services and reimbursements for their expenses as shall be determined from time to time by resolution of the Board. No such payments shall preclude any Director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.


                                   ARTICLE 4
                                   Committees

     4.1 Appointment. A majority of the Board in office when the action is taken may create one or more committees of Directors. The designation of any committee pursuant to this Article, and the delegation of authority thereto, shall not operate alone to relieve the Board or any Director of any responsibility imposed by law or regulation.

     4.2 Authority. To the extent specified by the Board, each committee shall be permitted to act on behalf of the Board, except a committee may not:

          (a) Authorize or approve a distribution except according to a general formula or method prescribed by the Board;
          (b) Approve or propose to shareholders action that requires approval by shareholders;
          (c)  Fill vacancies on the Board or on any of its committees;
          (d)  Amend the Articles of Incorporation;
          (e)  Adopt, amend or repeal these Bylaws;
          (f)  Approve a plan of merger not requiring shareholder approval; or
          (g) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee to do so within limits specifically prescribed by the Board.

4.3 Number of Members. Each committee must have three or more members who serve at the pleasure of the Board.

4.4 Meetings. Regular committee meetings may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of a committee may be called by a majority of committee members upon not less than one day's notice when delivered personally or by facsimile or e-mail, or at least 4 days prior thereto, when delivered by mail at the address at which the Director is most likely to be reached, stating the place, date and hour of the meeting. Any member of a committee may waive notice of any meeting, and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

4.5 Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of any business at a meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

4.6 Action Without a Meeting. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if the action is evidenced by one or more consents describing the actions taken using the method outlined in Section 3.12. Any action taken under this section is effective when the last Director executes the consent, unless the consent specifies a later effective date. A consent under this section has the effect of a meeting vote and may be described as such in any record.

4.7 Vacancies. Any vacancy on a committee may be filled by a resolution adopted by a majority of the full Board.

4.8 Removal and Resignation. Any member of a committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board. Any member of a committee may resign from a committee at any time by giving written notice to the Chief Executive Officer or the Secretary of the Corporation. Unless a later date is specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.


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                                   ARTICLE 5
                                    Officers

5.1 Elected Officers. The elected officers of the Corporation shall be the Chairman, Vice Chairman (not required) and President (the "Elected Officers"). The Board shall designate either the Chairman or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer may appoint a Chief Operating Officer and one or more executive vice presidents and senior vice presidents (the "Executive Officers"), whose appointments must be approved by the Board. The appointment of all Vice Presidents must also be approved by the Board. The Chief Executive Officer may assign to such Executive Officers additional titles descriptive of the functions assigned to such officers. The Chief Executive Officer shall appoint a Secretary and such other officers ("Appointed Officers") as deemed necessary or advisable.

5.2 Term of Office. So far as practicable, all Elected Officers shall be elected at the annual meeting of the Board, and the appointment of all Executive Officers shall be approved at the annual meeting of the Board, with all Elected and Executive Officers to hold office until the annual meeting of the Board in the subsequent year, unless earlier terminated. Any Elected or Executive Officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the Board. Any Appointed Officer may be removed at any time, either with or without cause, by the Chief Executive Officer or the Board.

5.3 Salaries. The salaries and bonuses paid to the Elected Officers, the Chief Operating Officer (if one is appointed) and the Executive Officers shall be authorized or approved by the Board. All other salaries and bonuses shall be authorized and approved by the Chief Executive Officer.

5.4 Duties. The Chairman shall preside, when present, at all meetings of the shareholders and the Board, and, in his or her absence, the Vice Chairman (if any) shall preside. The Chief Executive Officer shall preside if the Chairman and Vice Chairman are absent. The President shall preside if the Chairman, Vice Chairman (if any) and Chief Executive Officer are absent. The Secretary shall be responsible for preparing minutes of the meetings of Directors and shareholders and for authenticating records of the Corporation. The Elected Officers shall have such other authority and perform such other duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the Elected Officers shall have such powers and duties as generally pertain to their respective offices. The Executive Officers shall have the authority and perform such duties as prescribed by the Chief Executive Officer. The Appointed Officers shall have the authority and perform such duties as prescribed by the Chief Executive Officer or any Executive Officer authorized by the Chief Executive Officer to prescribe the duties of such Appointed Officers.

                                   ARTICLE 6
                                     Shares

6.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the Chairman, Chief Executive Officer or President and by the Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar. If any officer who has signed or whose facsimile signature has been placed upon a certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

6.2 Transfer of Shares. The transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.3.

6.3 Lost or Destroyed Certificates. A replacement certificate may be issued in place of a lost, mutilated or destroyed certificate, upon proof that the certificate was lost, mutilated or destroyed, if the holder of the certificate gives a satisfactory bond of indemnity to the Corporation.


                                   ARTICLE 7
                                 Advisory Boards

     The Board shall have the authority to appoint from time to time an advisory board(s) to provide information and consultation to the Corporation, the Board and the Elected and Executive Officers. Members of such advisory board(s) shall have no right to act for or make decisions on behalf of the Corporation by reason of serving on such advisory board(s). The Board shall have the authority to determine from time to time the amount of compensation to be paid to members of its advisory board(s).

                                 Corporate Seal

     The Corporation may, but is not required to, have a corporate seal. If the Corporation adopts a corporate seal, failure to apply the seal to any document or instrument shall not affect the validity of the document or instrument.


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                                 Indemnification

7.1 Indemnification. To the full extent permitted by the Washington Business Corporation Act, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of the Corporation or otherwise) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; and the Board may, at any time, approve indemnification of any other person which the Corporation has the power to indemnify under the Washington Business Corporation Act. The indemnification provided by this section shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract.

7.2 Undertaking. The Corporation may require, in accordance with Section 23B.08.530 of the Washington Business Corporation Act as may be amended from time to time, an indemnified person to furnish the Corporation an undertaking and/or guarantee in a form approved by the Board, prior to advancing expenses to such indemnified person.

7.3 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or an agent of an employee benefit plan of the Corporation, covering liabilities asserted against such person arising out of such person's activities taken on behalf of the Corporation or otherwise, whether or not the Corporation is required to indemnify such person under these Bylaws, or applicable law.

7.4 Procedures. The Board may establish reasonable procedures from time to time for the submission of claims for indemnification pursuant to this Article, determination of the entitlement of any person thereto, and review of any such determination.

                                   Fiscal Year
     The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE 8
                                   Amendments

8.1 Adoption, Amendment or Repeal of Bylaws by Shareholders. These Bylaws may, from time to time and at any time, be amended or repealed, and new or additional bylaws adopted, by approval of a majority vote of the shareholders at a meeting duly called; provided, however, that such bylaws may not contain any provision in conflict with law.

8.2 Adoption, Amendment or Repeal of Bylaws by Directors. Subject to the right of the shareholders to adopt, amend or repeal bylaws and to any restrictions imposed by the Articles of Incorporation, these Bylaws may, from time to time and at any time, be amended or repealed, and new or additional bylaws adopted, by the affirmative vote of two-thirds of the members of the Board; provided, however, that such bylaws may not contain any provision in conflict with law.

     These Restated Bylaws were approved and adopted by the Board of Directors of Frontier Financial Corporation on September 17, 2003.




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